Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Olga Guyette, Director-Investor Relations (781) 356-9763 olga.guyette@haemonetics.com	Media Contact: Carla Burigatto, VP- Global Communications (781) 348-7263 carla.burigatto@haemonetics.com

HAEMONETICS ANNOUNCES BLOOD FILTER SUPPLY AGREEMENT AND SALE OF PUERTO RICO-BASED MANUFACTURING OPERATIONS TO GVS S.p.A

BOSTON, MA, June 3, 2020 - Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative hematology solutions to drive better patient outcomes, today announced that it has entered into a definitive agreement to sell its Fajardo, Puerto Rico, manufacturing operations to GVS, S.p.A, a leading provider of advanced filtration solutions for critical applications. Under the terms of the agreement, upon closing, Haemonetics will retain all intellectual property rights to its proprietary blood filters currently manufactured at its Fajardo facility, while GVS will obtain certain operating assets, including manufacturing equipment and inventory and a sublease to the facility.

In connection with the proposed transaction, Haemonetics and GVS will also enter into a long-term supply and development agreement that will, among other things, grant GVS exclusive rights to manufacture and supply the blood filters currently produced at the Fajardo facility for Haemonetics. As part of this transaction, Haemonetics employees who work in the Fajardo facility will become GVS employees.

"We continue to pursue operational excellence to offer our customers high quality products through an asset-lite approach," said Chris Simon, Haemonetics' President and CEO. "We are confident that GVS' experience and scale in filtration will help us deliver reliable, cost-efficient products."

"We are honored that Haemonetics, an industry leader and one of our long-term clients, has chosen GVS for this strategic partnership, which is testament to our technological and process capabilities," stated Massimo Scagliarini, CEO of GVS. "This collaboration will provide us with a new channel for R&D, stimulating the introduction of new products, ideas and solutions for the blood filtration market."

This transaction is expected to close in the second quarter of calendar 2020, subject to the satisfaction of customary closing conditions.

About Haemonetics
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Haemonetics Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, plans and objectives of management for the operation of Haemonetics, statements regarding the benefits to Haemonetics arising from the completion of the proposed sale of its Puerto Rico-based manufacturing operations to GVS, including the impact of the proposed transaction on its business strategy and future business and operational performance, and the assumptions underlying or relating to any such statement. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics' current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, any event, change or other circumstance that delays or gives rise to the proposed transaction not being consummated, the failure to realize the anticipated benefits of the transaction once consummated or the transaction having an unanticipated impact, Haemonetics’ ability to procure filters from GVS that meet its quality standards and address customer demand, Haemonetics’ ability to predict accurately the demand for its products and products under development and to develop strategies to address its markets successfully, the impact of competitive products and pricing and technical innovations that could render products marketed or under development by Haemonetics obsolete. These and other factors are identified and described in more detail in Haemonetics' filings with the SEC. Haemonetics does not undertake to update these forward-looking statements.